UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 29, 2018

METROPOLITAN BANK HOLDING CORP.
(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2018, Metropolitan Bank Holding Corp. (the "Company"), the holding company for Metropolitan Commercial Bank (the "Bank"), announced the appointment of Anthony J. Fabiano as Chief Financial Officer of the Company and the Bank. Mr. Fabiano brings to the Company more than 35 years of experience across a broad range of finance, accounting and management disciplines, primarily in the banking sector. Most recently, he was President, Chief Operating Officer and a member of the Board of Directors at Hudson City Bancorp, based in Paramus, New Jersey. Additional information regarding Mr. Fabiano is included in the Company's press release dated June 4, 2018.  A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 5.05	Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 29, 2018, the Board of Directors amended the Company's Code of Ethics (the "Code").  The Code is compliant with the rules of the New York Stock Exchange ("NYSE") and meets the definition of a code of ethics provided in Item 406 of SEC Regulation S-K.  The Code was amended to more specifically address what the Company believes to be best practice regarding codes of conduct for directors, officers and other employees of a public company. No amendments were made to waive any provision of the Code of Ethics.  The amended Code of Ethics is available on the Company's website, www.metropolitanbankny.com.

Item 5.07	Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of the Company was held on May 29, 2018.  The matters listed below were submitted to a vote of the stockholders.  Of the 8,194,925 shares outstanding and entitled to vote, 7,017,952 shares were present at the meeting in person or by proxy.  The final results of the stockholder vote are as follows:

1.	The election of four directors of the Company, to serve for three-year terms and until their successors are elected and qualified.
	Term	For	Withhold	Broker Non-Votes

Mark R. DeFazio	3 years	6,036,529	379,962	601,461

Harvey M. Gutman	3 years	6,036,179	380,312	601,461

George J. Wolf, Jr.	3 years	6,000,137	416,354	601,461

Robert Usdan	3 years	5,987,189	429,302	601,461

Terence J. Mitchell	1 year	6,038,091	378,400	601,461

2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

7,012,669	621	4,662	—

3.	Approval of an amendment to Article 4 of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from ten million shares to twenty-five million shares.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

6,448,446	355,913	213,593	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press Release dated June 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: June 4, 2018	By: /s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer